As filed with the Securities and Exchange Commission on May 25, 1999
                                        Registration No. 333-__________

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                             ___________________
                                  FORM S-8
                        REGISTRATION STATEMENT UNDER
                         THE SECURITIES ACT OF 1933
                             ___________________
                          CORINTHIAN COLLEGES, INC.
           (Exact name of registrant as specified in its charter)
                             ___________________

             Delaware                               33-0717312
 (State or other jurisdiction of                 (I.R.S. Employer
  incorporation or organization)               Identification No.)

                      6 Hutton Centre Drive, Suite 400
                      Santa Ana, California  92707-5765
                               (714) 427-3000
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ___________________

            CORINTHIAN COLLEGES, INC. 1998 PERFORMANCE AWARD PLAN
                          (Full title of the plan)
                             ___________________

                               David G. Moore
                          Corinthian Colleges, Inc.
                      6 Hutton Centre Drive, Suite 400
                      Santa Ana, California  92707-5765
                               (714) 427-3000
   (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  Copy to:
                              David A. Krinsky
                            O'Melveny & Myers LLP
                    610 Newport Center Drive, Suite 1700
                      Newport Beach, California  92660
                               (949) 760-9600
                             ___________________
                      CALCULATION  OF REGISTRATION  FEE

                                Proposed      Proposed
                                Maximum       Maximum
  Title of          Amount      offering      Aggregate      Amount of
  securities        to be       price         Offering       Registration
  to be registered  registered  per unit      Price          Fee

  Common Stock,     529,134(1)  $15.812 5(2)  $8,366,932(2)  $2,327(2)
  par value         shares
  $0.0001 per
  share
______________________________

    (1) This Registration Statement covers, in addition to the number of shares of Corinthian Colleges, Inc. Common Stock, par value $0.0001 per share (the "Common Stock"), stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the Prospectus and, pursuant to Rule
        416(c) under the Securities Act of 1933, as amended (the
        "Securities Act"), an additional indeterminate number of shares which by reason of certain events specified in the Corinthian
        Colleges, Inc. 1998 Performance Award Plan (the "Plan") may become subject to the Plan.

    (2) Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on May 18, 1999, as reported on The Nasdaq
        Stock Market and published in The Western Edition of The Wall
        Street Journal.

        The Exhibit Index for this Registration Statement is at page 8.

                             PART I

                   INFORMATION REQUIRED IN THE
                    SECTION 10(a) PROSPECTUS


     The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act. Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act.

                             PART II

                   INFORMATION REQUIRED IN THE
                     REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference

     The following documents of Corinthian Colleges, Inc. (the
"Company") filed with the Commission are incorporated herein by reference:

     (a) The prospectus forming a part of the Company's Registration Statement on Form S-1 filed with the Commission on July 21, 1998 (Registration No. 333-59505), including exhibits, as such Registration Statement may be subsequently amended (collectively, the "Form S-1 Registration Statement"), which contains audited financial statements for the Company's latest fiscal year for which such statements have been filed;

     (b)  The Company's Quarterly Reports on Forms 10-Q for the
          Company's quarterly periods ended December 31, 1998 and March 31, 1999;

     (c) The Company's Current Report on Form 8-K filed with the Commission on March 4, 1999; and

     (d) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on January 21, 1999 (which incorporates by reference the description of the Common Stock included under the caption "Description of Capital Stock" in the prospectus forming a part of the Form S-1 Registration Statement).

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

     The Common Stock is registered pursuant to Section 12 of the Exchange Act, and, therefore, the description of securities is omitted.

Item 5.  Interests of Named Experts and Counsel

     Not applicable.

Item 6.  Indemnification of Directors and Officers

     The Company's Certificate of Incorporation provides that a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent provided by applicable law for any breach of the director's duty of loyalty to the Corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, pursuant to Section 174 of the Delaware General Corporation Law (the "DGCL") or for any transaction from which such director derived an improper personal benefit. Under the DGCL, liability of a director may not be limited (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, and (iv) for any transaction from which the director derives an improper personal benefit. The effect of the provisions of the Company's Certificate of Incorporation is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior), except as provided in the Company's Certificate of Incorporation and in the situations described in clauses (i) though (iv) above. This provision does not limit or eliminate the rights of the Company or any stockholder to seek nonmonetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. The Bylaws of the Company provide that the Company will indemnify its directors and officers to the fullest extent permitted by the DGCL.

Item 7.  Exemption from Registration Claimed

     Not applicable.

Item 8.  Exhibits

     See the attached Exhibit Index at page 8.

Item 9.  Undertakings

     (a)  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i)  To include any prospectus required by Section
                   10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or
                   events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

              (iii)    To include any material information with
                   respect to the plan of distribution not
                   previously disclosed in the Registration
                   Statement or any material change to such information in the Registration Statement;

              Provided, however, that paragraphs (a)(1)(i) and
              (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California, on the 29 day of April, 1999.



                              By:  /s/ David G. Moore
                                 David G. Moore
                                 President, Chief Executive
                                 Officer and Director

                        POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints David G. Moore and Frank J. McCord, or either of them individually, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


    Signature              Title                              Date

  /s/ David G. Moore       President, Chief Executive         April 29, 1999
      David G. Moore       Officer and Director (Principal
                           Executive Officer)

  /s/ Paul R. St. Pierre   Executive Vice President,          April 29, 1999
      Paul R. St. Pierre   Marketing and Admissions,
                           Secretary, Director

  /s/ Frank J. McCord      Executive Vice President           April 29, 1999
      Frank J. McCord      and Chief Financial Officer
                           (Principal Financial and Accounting
                           Officer)

  /s/ Dr. Carol D'Amico    Director                          April 29, 1999
      Dr. Carol D'Amico

  /s/ Jack D. Massimino    Director                          April 29, 1999
      Jack D. Massimino

  /s/ Linda Arey Skladany Director                           April 29, 1999
      Linda Arey Skladany

  /s/ Loyal Wilson        Director                           April 29, 1999
      Loyal Wilson


                          EXHIBIT INDEX


Exhibit
Number               Description of Exhibit


4.1       Corinthian Colleges, Inc. 1998 Performance Award Plan
          (composite Plan document reflecting Amendment 1999-I to the Plan).

4.2       Corinthian Colleges, Inc. 1998 Performance Award Plan
          Form of Nonqualified Stock Option Agreement.

4.3       Corinthian Colleges, Inc. 1998 Performance Award Plan
          Form of Incentive Stock Option Agreement.

5. Opinion of O'Melveny & Myers LLP (opinion re legality).

23.1 Consent of Arthur Andersen LLP (consent of independent auditors).

23.2      Consent of O'Melveny & Myers LLP (included in Exhibit
          5).

24.       Power of Attorney (included in this Registration
          Statement under "Signatures").